UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

CU BANCORP

(Exact name of registrant as specified in its charter)

California	001-35683	90-0779788
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

15821 Ventura Boulevard, Suite 100- Encino, CA		91436
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 257-7700

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 20, 2013, CU Bancorp (the “Company”) held its 2013 annual meeting of stockholders. The matters voted on at the meeting and the final voting results are as follows:

The following persons were elected to serve as directors and received the number of votes set forth opposite their respective names:

	Shares Voted For	Withheld	Broker Non-Votes
ROBERTO E. BARRAGAN	5,558,317	9,351	3,299,593
KENNETH L. BERNSTEIN	5,565,481	2,187	3,299,593
STEPHEN G. CARPENTER	5,556,181	11,487	3,299,593
KENNETH J. COSGROVE	5,555,881	11,787	3,299,593
ROBERT MATRANGA	5,565,581	2,087	3,299,593
DAVID I. RAINER	5,558,381	9,287	3,299,593
ROY A. SALTER	5,558,381	9,287	3,299,593
DANIEL F. SELLECK	5,563,681	3,987	3,299,593
LESTER M. SUSSMAN	5,565,481	2,187	3,299,593
CHARLES H. SWEETMAN	5,556,181	11,487	3,299,593
ANNE A. WILLIAMS	5,558,337	9,331	3,299,593

(2) A proposal regarding the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved by the following vote:

Shares Voted For	Shares Voted Against	Shares Abstained
8,842,768	12,326	12,167

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CU Bancorp

Dated: September 4, 2013	By:	/s/ Anita Y. Wolman
Anita Y. Wolman
Executive Vice President and General Counsel